Exhibit 99.1
News Release
For Immediate Release: December 6, 2017
H&R Block Announces Fiscal 2018 Second Quarter Results In Line with Expectations
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2018 second quarter ended October 31, 2017. The company normally reports a fiscal second quarter loss due to the seasonality of its tax business. The fiscal second quarter typically represents less than 5% of annual revenues and approximately 15% of annual expenses.
Highlights1

▪	Fiscal second quarter financial results were in line with expectations

▪
Revenues increased $10 million, or 7%, to $141 million primarily due to increased international tax preparation fees, positive fluctuations in foreign exchange rates, and favorable preseason results in the U.S.

▪
Loss per share from continuing operations increased $0.04, from $0.67 to $0.71, due to both an increase in net loss from continuing operations and a year-over-year reduction in average shares outstanding, which negatively impacts those quarters with a loss

▪	The company expects continued improvement in client trajectory in fiscal 2018, leading to modest revenue growth and margins consistent with the prior year

"During my first two months at H&R Block, I have been encouraged by the hard work of our associates and franchisees and their dedication to delivering for our clients and shareholders," said Jeff Jones, H&R Block's president and chief executive officer. "I'm confident in our plans for the upcoming tax season, which are centered on operational excellence, new products and partnerships, and compelling marketing and promotions. We're excited for the tax season to begin."
Fiscal 2018 Second Quarter Results From Continuing Operations

(in millions, except EPS)	Fiscal Year 2018	Fiscal Year 2017
Revenue	$141	$131
Pretax Loss	$(236)	$(228)
Net Loss	$(148)	$(143)
Weighted-Avg. Shares - Diluted	209.1	215.5
EPS[2]	$(0.71)	$(0.67)
EBITDA[3]	$(170)	$(160)

Key Financial Metrics

▪
Total revenues increased $10 million, or 7%, to $141 million primarily due to increased international tax preparation fees, fluctuations in foreign exchange rates, and favorable preseason results in both the Assisted and DIY categories in the U.S.

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.
3 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA), which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

▪
Total operating expenses increased $18 million, or 5%, to $357 million primarily due to increases in compensation costs, along with increases in occupancy costs related to prior year acquisitions of franchisees.

▪	Pretax loss increased $8 million to $236 million.

▪
Loss per share from continuing operations increased $0.04, from $0.67 to $0.71. Approximately half of the increase was due to the reduction in share count, which will be accretive on a full year basis.

"Seasonal expenses increased in the second quarter, but we expect to continue last year's improved financial performance this fiscal year, targeting modest revenue growth and margins consistent with the prior year," said Tony Bowen, H&R Block's chief financial officer. "We are focused on executing our operational plans for the upcoming tax season to deliver these results."
Dividends
As previously announced, a quarterly cash dividend of $0.24 per share is payable on January 2, 2018 to shareholders of record as of December 4, 2017. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Discontinued Operations
During the fiscal quarter, there were no material changes in estimated contingent losses related to Sand Canyon Corporation.  For additional information, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the Securities and Exchange Commission.
Conference Call
Discussion of the fiscal 2018 second quarter results, future outlook, and a general business update will occur during the company’s previously announced fiscal second quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 8:30 a.m. Eastern time on December 6, 2017. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 89668795
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.
A replay of the call will be available beginning at 11:30 a.m. Eastern time on December 6, 2017, and continuing until January 8, 2018, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 89668795. The webcast will be available for replay beginning on December 7, 2017 at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2017, H&R Block had annual revenues of over $3 billion with 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2017	2016	2017	2016

REVENUES:
Service revenues	$127,923	$118,940	$252,618	$231,324
Royalty, product and other revenues	12,931	12,392	26,038	25,193
	140,854	131,332	278,656	256,517
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	65,884	57,728	121,476	110,083
Occupancy and equipment	105,304	99,067	203,771	193,492
Provision for bad debt	1,779	(131)	4,238	1,286
Depreciation and amortization	29,729	29,911	58,345	57,378
Other	37,323	39,127	79,904	74,549
	240,019	225,702	467,734	436,788
Selling, general and administrative:
Marketing and advertising	11,562	12,001	18,666	19,562
Compensation and benefits	62,138	58,293	118,511	115,815
Depreciation and amortization	15,063	15,839	30,045	29,654
Other selling, general and administrative	28,083	27,519	44,873	47,444
	116,846	113,652	212,095	212,475
Total operating expenses	356,865	339,354	679,829	649,263

Other income (expense), net	1,011	2,173	2,231	4,814
Interest expense on borrowings	(21,265)	(22,620)	(42,542)	(44,086)
Loss from continuing operations before income tax benefit	(236,265)	(228,469)	(441,484)	(432,018)
Income tax benefit	(87,953)	(85,054)	(165,354)	(167,577)
Net loss from continuing operations	(148,312)	(143,415)	(276,130)	(264,441)
Net loss from discontinued operations	(5,254)	(2,805)	(8,003)	(5,452)
NET LOSS	$(153,566)	$(146,220)	$(284,133)	$(269,893)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.71)	$(0.67)	$(1.33)	$(1.21)
Discontinued operations	(0.03)	(0.01)	(0.03)	(0.03)
Consolidated	$(0.74)	$(0.68)	$(1.36)	$(1.24)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	209,065	215,535	208,500	218,009

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2017	October 31, 2016	April 30, 2017

ASSETS
Cash and cash equivalents	$180,997	$232,510	$1,011,331
Cash and cash equivalents - restricted	100,665	109,538	106,208
Receivables, net	77,750	104,764	162,775
Prepaid expenses and other current assets	85,204	73,555	65,725
Mortgage loans held for sale, net	—	183,107	—
Total current assets	444,616	703,474	1,346,039
Property and equipment, net	262,226	293,060	263,827
Intangible assets, net	406,440	433,135	409,364
Goodwill	493,059	477,360	491,207
Deferred tax assets and income taxes receivable	9,205	81,755	83,728
Other noncurrent assets	101,015	93,394	99,943
Total assets	$1,716,561	$2,082,178	$2,694,108
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$114,875	$139,808	$217,028
Accrued salaries, wages and payroll taxes	42,897	40,754	183,856
Accrued income taxes and reserves for uncertain tax positions	43,879	68,832	348,199
Current portion of long-term debt	1,004	903	981
Deferred revenue and other current liabilities	190,522	184,560	189,216
Total current liabilities	393,177	434,857	939,280
Long-term debt and line of credit borrowings	1,493,828	1,967,206	1,493,017
Reserves for uncertain tax positions	138,024	117,553	159,085
Deferred revenue and other noncurrent liabilities	104,305	120,033	163,609
Total liabilities	2,129,334	2,639,649	2,754,991
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,462	2,506	2,462
Additional paid-in capital	753,423	751,229	754,912
Accumulated other comprehensive loss	(14,222)	(17,122)	(15,299)
Retained deficit	(433,556)	(538,242)	(48,206)
Less treasury shares, at cost	(720,880)	(755,842)	(754,752)
Total stockholders' equity (deficiency)	(412,773)	(557,471)	(60,883)
Total liabilities and stockholders' equity	$1,716,561	$2,082,178	$2,694,108

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(284,133)	$(269,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	88,390	87,032
Provision for bad debt	4,238	1,286
Deferred taxes	58,634	6,489
Stock-based compensation	11,627	12,472
Changes in assets and liabilities, net of acquisitions:
Receivables	77,958	48,653
Prepaid expenses and other current assets	(19,283)	(7,386)
Other noncurrent assets	8,984	7,713
Accounts payable and accrued expenses	(85,846)	(99,378)
Accrued salaries, wages and payroll taxes	(141,491)	(120,672)
Deferred revenue and other current liabilities	3,775	(46,531)
Deferred revenue and other noncurrent liabilities	(60,857)	(52,548)
Income tax receivables, accrued income taxes and income tax reserves	(296,023)	(282,234)
Other, net	(14,430)	(5,379)
Net cash used in operating activities	(648,457)	(720,376)

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal payments and sales of mortgage loans and real estate owned, net	—	19,009
Capital expenditures	(56,750)	(44,918)
Payments made for business acquisitions, net of cash acquired	(27,522)	(36,151)
Franchise loans funded	(10,939)	(10,171)
Payments received on franchise loans	10,322	14,263
Other, net	5,474	2,177
Net cash used in investing activities	(79,415)	(55,791)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	—	(50,000)
Proceeds from line of credit borrowings	—	525,000
Dividends paid	(100,082)	(95,971)
Repurchase of common stock, including shares surrendered	(7,581)	(215,511)
Proceeds from exercise of stock options	27,522	1,630
Other, net	(26,717)	(43,734)
Net cash provided by (used in) financing activities	(106,858)	121,414

Effects of exchange rate changes on cash	(1,147)	(4,110)

Net decrease in cash, cash equivalents and restricted cash	(835,877)	(658,863)
Cash, cash equivalents and restricted cash, beginning of period	1,117,539	1,000,911
Cash, cash equivalents and restricted cash, end of period	$281,662	$342,048

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$76,451	$112,339
Interest paid on borrowings	39,902	40,670
Accrued additions to property and equipment	3,874	12,920
Accrued purchase of common stock	—	7,143

Note: Effective May 1, 2017, we adopted the provisions of Accounting Standards Update No. 2016-18,"Restricted Cash (a consensus of the FASB Emerging Issues Task Force)," (ASU 2016-18) on a retrospective basis. Accordingly, the statements of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents per ASU 2016-18. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2017	2016	2017	2016
REVENUES:
U.S. assisted tax preparation fees	$36,665	$35,339	$66,628	$60,768
U.S. royalties	7,008	6,828	13,975	13,353
U.S. DIY tax preparation fees	4,263	3,089	7,489	6,003
International revenues	47,934	43,539	88,351	82,414
Revenues from Refund Transfers	1,135	757	3,951	3,991
Revenues from Emerald Card®	9,180	8,644	24,167	21,709
Revenues from Peace of Mind® Extended Service Plan	24,585	22,689	56,528	49,720
Interest and fee income on Emerald Advance	594	655	1,258	1,459
Other	9,490	9,792	16,309	17,100
	140,854	131,332	278,656	256,517
Compensation and benefits:
Field wages	57,716	50,096	105,839	95,139
Other wages	46,723	42,207	89,920	84,307
Benefits and other compensation	23,583	23,718	44,228	46,452
	128,022	116,021	239,987	225,898
Occupancy and equipment	105,405	99,037	203,604	193,408
Marketing and advertising	11,562	12,001	18,666	19,562
Depreciation and amortization	44,792	45,750	88,390	87,032
Provision for bad debt	1,779	(131)	4,238	1,286
Supplies	4,368	4,937	7,102	7,014
Other	60,937	61,739	117,842	115,063
Total operating expenses	356,865	339,354	679,829	649,263

Other income (expense), net	1,011	2,173	2,231	4,814
Interest expense on borrowings	(21,265)	(22,620)	(42,542)	(44,086)
Pretax loss	(236,265)	(228,469)	(441,484)	(432,018)
Income tax benefit	(87,953)	(85,054)	(165,354)	(167,577)
Net loss from continuing operations	(148,312)	(143,415)	(276,130)	(264,441)
Net loss from discontinued operations	(5,254)	(2,805)	(8,003)	(5,452)
NET LOSS	$(153,566)	$(146,220)	$(284,133)	$(269,893)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.71)	$(0.67)	$(1.33)	$(1.21)
Discontinued operations	(0.03)	(0.01)	(0.03)	(0.03)
Consolidated	$(0.74)	$(0.68)	$(1.36)	$(1.24)

Weighted average basic and diluted shares	209,065	215,535	208,500	218,009

EBITDA from continuing operations (1)	$(170,208)	$(160,099)	$(310,552)	$(300,900)

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

	Three months ended October 31,		Six months ended October 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2017	2016	2017	2016

Net loss - as reported	$(153,566)	$(146,220)	$(284,133)	$(269,893)
Discontinued operations, net	5,254	2,805	8,003	5,452
Net loss from continuing operations - as reported	(148,312)	(143,415)	(276,130)	(264,441)
Add back:
Income taxes of continuing operations	(87,953)	(85,054)	(165,354)	(167,577)
Interest expense of continuing operations	21,265	22,620	42,542	44,086
Depreciation and amortization of continuing operations	44,792	45,750	88,390	87,032
	(21,896)	(16,684)	(34,422)	(36,459)

EBITDA from continuing operations	$(170,208)	$(160,099)	$(310,552)	$(300,900)

	Three months ended October 31,		Six months ended October 31,
Supplemental Information	2017	2016	2017	2016

Stock-based compensation expense:
Pretax	$6,811	$6,931	$11,627	$12,472
After-tax	4,402	4,467	7,525	7,946
Amortization of intangible assets:
Pretax	$19,438	$20,051	$38,673	$38,037
After-tax	12,557	12,940	25,029	24,233

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.